[FORM OF WARRANT]                   EXHIBIT 4.8

                                                                       EXHIBIT A
                                                                   TO SECURITIES
                                                                        PURCHASE
                                                                       AGREEMENT

    VOID AFTER 5:00 P.M., NEW YORK CITY
    TIME, ON DECEMBER 10, 2001
    (UNLESS EXTENDED PURSUANT TO SECTION 2 HEREOF)


    THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                        Right to Purchase __________ Shares of
                                        Common Stock, par value $.01 per share

Date: August 10, 1998

                            HENLEY HEALTHCARE, INC.
                            STOCK PURCHASE WARRANT

    THIS CERTIFIES THAT, for value received, _________________________, or its registered assigns, is entitled to purchase from HENLEY HEALTHCARE, INC., a corporation organized under the laws of the State of Texas (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, _______________________ (__________) fully paid and nonassessable shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), at an exercise price per share (the "EXERCISE PRICE") equal to $5.78. The number of shares of Common Stock purchasable hereunder (the "WARRANT SHARES") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "WARRANTS" means this Warrant and the other warrants of the Company issued pursuant to that certain Securities Purchase Agreement, dated as of August 10, 1998, by and among the Company and the other signatories thereto (the "SECURITIES PURCHASE AGREEMENT") and that certain Placement Agency Agreement dated as of the date hereof.

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    This Warrant is subject to the following terms, provisions and conditions:

    1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company by 11:59 p.m. New York time on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered or, if such date is not a business date, on the next succeeding business date. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three business days, after this Warrant shall have been so exercised (the "DELIVERY PERIOD"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares have been registered under the Securities Act pursuant to that certain Registration Rights Agreement, dated as of July 1, 1998, by and between the Company and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT") or otherwise may be sold by the holder pursuant to Rule 144 promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

    If, at any time, a holder of this Warrant submits this Warrant and an Exercise Agreement, and the Company fails for any reason to deliver, on or prior to the fifth business day following the expiration of the Delivery Period for such exercise, the number of shares of Common Stock to which the holder is entitled upon such exercise (an "EXERCISE DEFAULT"), then the Company shall pay to the holder payments ("EXERCISE DEFAULT PAYMENTS") for an Exercise Default in the amount of (a) (N/365), multiplied by (b) the Market Price (as defined in Section 4(l) hereof) on the date the Exercise Agreement giving rise to the Exercise Default is transmitted in accordance with this Section

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1 (the "EXERCISE DEFAULT DATE"), multiplied by (c) the number of shares of
Common Stock the Company failed to so deliver in such Exercise Default, multiplied by (d) .24, where N = the number of days from the Exercise Default Date to the date that the Company effects the full exercise of this Warrant which gave rise to the Exercise Default. The accrued Exercise Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock, at the holder's option, as follows:

      (a) In the event holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

      (b) In the event holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock (in accordance with the terms contained in Article IV of the Statement of Designation of Rights and Preferences (the "STATEMENT OF DESIGNATION") governing the Company's Series B Convertible Preferred Stock (the "SERIES B PREFERRED STOCK")) at the lower of the Exercise Price or the Market Price (as defined in Section 4(l)) (as in effect at the time of conversion) at any time after the fifth day of the month following the month in which it has accrued.

        Nothing herein shall limit the holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 3(b) hereof or to otherwise issue shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, and the holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

    2. PERIOD OF EXERCISE.

      (a) This Warrant is immediately exercisable, at any time or from time to time on or after the date of initial issuance of this Warrant (the "ISSUE DATE") and before 5:00 p.m., New York City time, on that date which is forty (40) months after the Issue Date (the "EXERCISE PERIOD"). The Exercise Period shall automatically be extended (i) by one (1) day for each day on which the Company does not have a number of shares of Common Stock reserved for issuance upon exercise hereof at least equal to the number of shares of Common Stock issuable upon exercise hereof and (ii) for so long as (A) a Redemption Event (as defined in the Statement of Designation) shall have occurred and be continuing or (B) any event shall have occurred and be continuing which, with the passage of time or the giving of notice and the failure to cure, would result in a Redemption Event.

    3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

      (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

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
      (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 7(g) hereof).

      (c) LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system; PROVIDED, HOWEVER, that the holder of this Warrant acknowledges and agrees that the Company will be required to obtain shareholder approval for the issuance of the shares of Common Stock issuable upon exercise of this Warrant in excess of the Cap Amount (as defined in the Statement of Designation).

      (d) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

      (e) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

      (f) BLUE SKY LAWS. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

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    4. ANTIDILUTION PROVISIONS. During the Exercise Period, the Exercise Price
and the number of Warrant Shares issuable hereunder and for which this Warrant is then exercisable pursuant to Section 2 hereof shall be subject to adjustment from time to time as provided in this Section 4.

    In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

      (a) ADJUSTMENT OF EXERCISE PRICE. Except as otherwise provided in Sections 4(c) and 4(e) hereof, if and whenever during the Exercise Period the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Dilutive Price (as defined in this subparagraph) on the date of issuance (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted in accordance with one of the two formulas below. For purposes of this subparagraph, "DILUTIVE PRICE" means (i) the Floor Price (as defined in the Statement of Designation) if, prior to the date of the Dilutive Issuance, the Company has met both Performance Milestones (as defined in the Statement of Designation), or (ii) otherwise, the Market Price (as hereinafter defined). If the Company has met both Performance Milestones (as defined in the Statement of Designation), the Exercise Price will be adjusted in accordance with the following formula:

      E'   =   E    x           O + P/F         ;
                               ----------
                                  CSDO

or otherwise in accordance with the following formula:

      E'   =   E    x           O + P/M         ;
                               ----------
                                  CSDO

where:

      E'=   the adjusted Exercise Price;
      E =   the then current Exercise Price;
      M =   the then current Market Price (as defined in Section 4(1)(ii));
      F =   the Floor Price (as defined in the Statement of Designation)
      O =   the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;
      P =   the aggregate consideration, calculated as set forth in Section
            4(b) hereof, received by the Company upon such Dilutive Issuance;
            and
      CSDO = the total number of shares of Common Stock deemed outstanding immediately after the Dilutive Issuance.

      (b) EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

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        (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Dilutive Price in effect on the date of issuance of such Options ("BELOW MARKET OPTIONS"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Market Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

        (ii)ISSUANCE OF CONVERTIBLE SECURITIES.

            (A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Dilutive Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities.

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No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

            (B) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY"), then the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied) if the Dilutive Price on the date of issuance of such Convertible Security was 75% of the Dilutive Price on such date (the "ASSUMED VARIABLE MARKET PRICE"). Further, if the Dilutive Price at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 4 with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 75% of the Dilutive Price existing at the time of the adjustment required by this sentence.

        (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

       (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

        (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options

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or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

        (vi) EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the Issue Date and set forth on
Schedule 3(c) of the Securities Purchase Agreement in accordance with the terms of such securities as of such date or (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; or (iii) upon the issuance of securities pursuant to an underwritten public offering.


      (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

      (d) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant and for which this Warrant is or may become exercisable shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable or for which this Warrant is or may become exercisable (as applicable) upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

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
      (e) CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. Notwithstanding the foregoing, in the event of any consolidation of the Company with, or merger of the Company into, any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company, at any time during the Exercise Period, the holder of the Warrant shall, at its option, have the right to receive, in connection with such transaction, cash consideration equal to the fair market value of this Warrant as determined in accordance with customary valuation methodology used in the investment banking industry.

      (f) DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, stock repurchase by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "DISTRIBUTION"), at any time during the Exercise Period, then the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

      (g) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

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